Exhibit 10.87

Execution

LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (this “Termination Agreement”) is made and entered into as of the 14th day of November 2024, by and between Mountain Trace Nursing ADK, LLC (“Landlord”) and Vero Health X, LLC (“Tenant”).

RECITALS

1.
Pursuant to that certain Lease Agreement, dated February 28, 2019, as amended on November 1, 2021 (the “Lease Agreement”), Landlord has leased to Tenant and Tenant has leased from Landlord certain premises situated in Sylva, North Carolina, and located at 417 Mountain Trace Rd., Sylva, NC 28779, as more particularly described in the Lease (the “Premises”).
2.
Tenant is party to that certain Operations Transfer Agreement, dated as November 11, 2024 (the “Operations Transfer Agreement”), with Sylva Operations LLC, an affiliate of Landlord (“New Operator”), pursuant to which Tenant shall transfer operations of the 106 bed skilled nursing facility located on the Premises to New Operator (the “Operations Transfer”).
3.
In connection with the Operations Transfer, Landlord and Tenant desire to terminate the Lease upon the terms, covenants, conditions, and provisions hereinafter set forth.

NOW, THEREFORE, in consideration of the sum of Ten & No/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Incorporation of Recitals. The foregoing Recitals are true and correct and are incorporated herein by this reference, as if set forth in their entirety.
2.
Termination. For the consideration set forth herein, the parties hereby terminate the Lease effective as of the Closing Date of the Operations Transfer (the “Termination Date”).
3.
Mutual Release.

(a)
As of the Termination Date, the Lease shall be null and void and of no further force and effect, and each of Landlord and Tenant shall be relieved of all further obligations under the Lease.
(b)
Subject to the terms and conditions of this Termination Agreement, and excluding any obligations of Tenant under the Operations Transfer Agreement, Landlord does hereby release and forever discharge Tenant and Tenant’s predecessors, successors, assigns, legal representatives, agents, employees, servants, members, officers, and directors, whether known or unknown, from any and all causes of action, suits, appeals, damages

Lease Termination Agreement - OTA

(including, but not limited to, compensatory damages, tort damages, contract damages and punitive damages), arbitration or other claims, demands, actions, warranties (whether express or implied), covenants, debts, dues, duties, rights, and any and all other liabilities and obligations of any nature whatsoever, whether at law or in equity, tort or contract, statutory or otherwise, in connection with or arising out of the Lease and/or the Premises. Landlord further acknowledges and understands that in the event of any ambiguity herein, this Paragraph shall be interpreted in favor of a full and complete release of Tenant.
(c)
Subject to the terms and conditions of this Termination Agreement, and excluding any obligations of Landlord under the Operations Transfer Agreement, Tenant does hereby release and forever discharge Landlord and each of its predecessors, successors, assigns, legal representatives, agents, employees, servants, members, officers, and directors from, whether known or unknown, any and all causes of action, suits, appeals, damages (including, but not limited to, compensatory damages, tort damages, contract damages and punitive damages), arbitration or other claims, demands, actions, warranties (whether express or implied), covenants, debts, dues, duties, rights, and any and all other liabilities and obligations of any nature whatsoever, whether at law or in equity, tort or contract, statutory or otherwise, in connection with or arising out of the Lease and/or the Premises. Tenant further acknowledges and understands that in the event of any ambiguity herein, this Paragraph shall be interpreted in favor of a full and complete release of Landlord.
(d)
Landlord hereby acknowledges and agrees that Tenant, as of the Termination Date, fully and finally surrendered possession of the Premises and agrees that Tenant has returned the Premises in acceptable condition pursuant to the Lease obligations.
(e)
Tenant hereby acknowledges and agrees that Landlord shall be entitled to retain any and all deposits posted by Tenant pursuant to the Lease.

Lease Termination Agreement - OTA

SIGNATURE PAGE TO LEASE TERMINATION AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Termination Agreement on the day and year set forth above.

LANDLORD:

Mountain Trace Nursing ADK, LLC

an Ohio limited liability company

By: /s/ Brent Morrison

Name: Brent Morrison

Its: Authorized Signatory

TENANT:

Vero Health X, LLC

a Delaware limited liability company

By: /s/ Connor Reilly

Name: Connor Reilly

Its: Manager

Lease Termination Agreement - OTA